EXHIBIT 10.3

EIGHTH AMENDMENT TO TRUST AGREEMENT BETWEEN
FIDELITY MANAGEMENT TRUST COMPANY AND
ZIONS BANCORPORATION

THIS EIGHTH AMENDMENT, effective as of September 30, 2018, unless otherwise stated herein, by and between Fidelity Management Trust Company (the “Trustee”) and Zions Bancorporation, N.A. (the “Sponsor”);

WITNESSETH:

WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated July 3, 2006 (the “Agreement”), with regard to the Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan (the “Plan”); and

WHEREAS, the Sponsor has informed the Trustee that effective September 30, 2018, “Zions Bancorporation” has merged into its subsidiary, ZB, N.A., creating “Zions Bancorporation, N.A.”, and all references thereto should be changed accordingly; and

WHEREAS, the Trustee and the Sponsor now desire to amend the Agreement as provided for in Section 13 thereof;

NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Agreement by:

(1)	Replacing all references to “Zions Bancorporation” with “Zions Bancorporation, N.A.”.

(2)	Replacing all references to “Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan” with “Zions Bancorporation, N.A. Payshelter 401(k) and Employee Stock Ownership Plan”.

(3)
Replacing all references to “Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan Trust” with “Zions Bancorporation, N.A. Payshelter 401(k) and Employee Stock Ownership Plan Trust”.

(4)	Restating Section 1(bb), “Plan”, in its entirety, as follows:

(bb)    “Plan”

“Plan” shall mean Zions Bancorporation, N.A. Payshelter 401(k) and Employee Stock Ownership Plan.

(5)	Restating Section 1(hh), “Sponsor”, in its entirety, as follows:

(hh)    “Sponsor”

"Sponsor" shall mean Zions Bancorporation, N.A., a Utah corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.

(6)	Restating Section 1(kk), “Trust”, in its entirety, as follows:

(kk)    “Trust”

"Trust" shall mean the Zions Bancorporation, N.A. Payshelter 401(k) and Employee Stock Ownership Plan Trust, being the trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement.

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Eighth Amendment to be executed by their duly authorized officers effective as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the agreement that this document amends, each party may rely without duty of inquiry on the foregoing representation.

ZIONS BANCORPORATION, N.A.	FIDELITY MANAGEMENT TRUST
COMPANY

By: /s/ Diana M. Andersen___________10/15/18     By: /s/ Bob Salerno__________________10/15/18
Authorized Signatory Date        FMTC Authorized Signatory Date

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